EXHIBIT 99.1

Aptose Announces Closing of $9.7 Million Public Offering and Concurrent $4 Million Private Placement with Hanmi Pharmaceutical, Including Full Exercise of Over-Allotment Option

SAN DIEGO and TORONTO, Jan. 31, 2024 (GLOBE NEWSWIRE) --  Aptose Biosciences Inc. (“Aptose” or the “Company”) (Nasdaq: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated targeted agents to treat hematologic malignancies, today announced the closing of the previously announced public offering (the “Public Offering”) of 5,649,122 common shares of the Company (the “Common Shares”) and warrants at a combined offering price of US $1.71 per share. This includes 736,842 Common Shares and warrants pursuant to a full exercise by the underwriter of its over-allotment option. Each Common Share was sold with a warrant to purchase a Common Share (a “Warrant Share”) at an exercise price of US $1.71 per Warrant Share.

Aptose also announced the closing of the previously announced US $4 million private placement (the “Private Placement”) of Common Shares with Hanmi Pharmaceutical, Inc. (“Hanmi”), Seoul, South Korea, yielding ownership of 19.03% of the outstanding Common Shares of the Company. Under the terms of the strategic investment, Hanmi purchased each Common Share at a price of US $1.90, representing an 11% premium over the price of the Common Shares issued as part of the Public Offering. The Company also issued Hanmi warrants to purchase Common Shares at an exercise price of US $1.71 per Warrant Share.

Total gross proceeds from the public offering and private placement were approximately $13.7 million, excluding underwriting discounts, placement agent commissions and other offering-related expenses. The total number of Common Shares outstanding after the closing of the Public Offering, including the Over-Allotment Option, and Private Placement is 15,706,810 and warrants outstanding are 8,332,163.

Aptose intends to use the net proceeds of the Public Offering and Private Placement to (i) support clinical trials for tuspetinib; (ii) support manufacture of tuspetinib clinical supplies; and (iii) for working capital and general corporate purposes.

Newbridge Securities Corporation acted as the sole book-running manager for the Public Offering and as placement agent for the Private Placement.

No Common Shares, or Warrants have been offered or sold in Canada as part of the Public Offering or Private Placement. The Public Offering and Private Placement have been subject to the approval of the Toronto Stock Exchange (“TSX”) and Nasdaq. For the purposes of TSX approval, the Company is relying on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The securities sold in the Public Offering were offered by Aptose pursuant to a registration statement on Form S-1 (File. No. 333-275870), including a base prospectus, that was previously filed by Aptose with the Securities and Exchange Commission (“SEC”) and was declared effective on January 25, 2024. The Public Offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Before you invest, you should read the prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the Public Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the final prospectus supplement may be obtained by contacting Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com or by telephone at (877) 447-9625. The securities to be sold to Hanmi have not been registered under the U.S. Securities Act of 1933, as amended, and will be issued in reliance on an exemption from the registration requirements thereof.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage product, tuspetinib, is a once daily oral therapy being studied as monotherapy and in combination therapy in the APTIVATE international Phase 1/2 expansion trial in patients with relapsed or refractory acute myeloid leukemia (AML). For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the therapeutic potential of tuspetinib, its clinical development and safety profile, the anticipated use of proceeds from the Public Offering and the Private Placement, the approval of the TSX and the Nasdaq and the timing thereof, as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. These risks and uncertainties include, among others: the Company’s ability to satisfy the closing conditions of the Public Offering or Private Placement, the timing or occurrence of the closing, prevailing market conditions, the anticipated use of the proceeds of the Public Offering or Private Placement which could change as a result of market conditions or for other reasons; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com

LifeSci Advisors, LLC
Dan Ferry, Managing Director
617-430-7576
Daniel@LifeSciAdvisors.com